Exhibit 99.1

ZENDESK ANNOUNCES 2014 FOURTH QUARTER RESULTS

Highlights

•	Fourth quarter revenue increased 71% year-over-year to $38.5 million
•	Fourth quarter GAAP operating loss of $17.2 million and non-GAAP operating loss of $7.7 million
•	International revenue reached 45% of total revenue with growth across all regions

SAN FRANCISCO – February 11, 2015 – Zendesk, Inc. (NYSE: ZEN) today reported financial results for its fourth fiscal quarter and full fiscal year ended December 31, 2014.

“2014 was a defining year for Zendesk. We became a public company and advanced our product, global operations and financial position to be able to tackle even bigger opportunities in the year ahead,” said Mikkel Svane, Founder, CEO and Chair of the Board of Directors of Zendesk. “Our launch of Embeddables in the fourth quarter demonstrates that customer service is becoming core to the ever-growing number of mobile apps, devices and online experiences we all use. We also continued to expand our enterprise customer base, while solidifying our position as the platform of choice among small- and medium-sized businesses and fast-growing startups."

Results for the Fourth Quarter 2014

Revenue was $38.5 million for the quarter ended December 31, 2014, an increase of 71% over the prior year period. GAAP net loss for the quarter ended December 31, 2014 was $17.5 million, and GAAP net loss per share was $0.24. Non-GAAP net loss was $8.0 million, and non-GAAP net loss per share was $0.11. Non-GAAP net loss excludes approximately $9.0 million in share-based compensation related expenses (including $0.1 million of amortized share-based compensation capitalized in internal-use software and $0.3 million of employer tax related to employee stock transactions) and $0.5 million of amortization of purchased intangibles. GAAP and non-GAAP net loss per share for the quarter ended December 31, 2014 were based on 73.3 million weighted average shares outstanding.

Results for the Full Fiscal Year 2014

Revenue was $127.0 million for the year ended December 31, 2014, an increase of 76% over the year ended December 31, 2013.

GAAP net loss for the year ended December 31, 2014 was $67.4 million, and GAAP net loss per share was $1.26. Non-GAAP net loss was $32.2 million and non-GAAP net loss per share was $0.48. Non-GAAP net loss excludes approximately $33.1 million in share-based compensation related expenses (including $0.4 million of amortized share-based compensation capitalized in internal-use software and $0.6 million of employer tax related to employee stock transactions), $1.5 million of amortization of purchased intangibles, and $0.6 million of transaction costs related to an acquisition. GAAP and non-GAAP net loss per share for the year ended December 31, 2014 were based on 53.6 million and 66.6 million weighted average shares outstanding, respectively. Cash and cash equivalents were $80.3 million and marketable securities were $51.4 million as of December 31, 2014.

Key Operating Metrics

Zendesk had 51,721 customer accounts on its customer service platform as of December 31, 2014, including approximately 27,600 customer accounts on subscription plans other than its entry level Starter plan.  Zendesk also reported approximately 24,900 customer accounts on the revenue generating subscription plans for its Zopim live chat service.  Active accounts on Zendesk’s Starter plan, Zopim’s Lite plan and other “freemium” services totaled nearly 100,000 as of December 31, 2014.

Beginning with the quarter ended December 31, 2014, Zendesk adjusted its calculation of annualized dollar-based net expansion rate to exclude customer accounts on its Starter plan.  On this basis, Zendesk’s annualized dollar-based net expansion rate was 120% as of December 31, 2014, as compared to 121% as of September 30, 2014 when calculated in the same manner.  Using the prior method of calculating this metric, Zendesk’s annualized dollar-based net expansion rate was 122% as of December 31, 2014, as compared to 123% as of September 30, 2014.

Outlook

As of February 11, 2015, Zendesk provided guidance for its expected revenue, GAAP operating loss and non-GAAP operating loss for the quarter ending March 31, 2015 and the year ending December 31, 2015.

For the quarter ending March 31, 2015, Zendesk expects to report:

•	Revenue in the range of $39.0 - 41.0 million
•	GAAP operating loss of $20.0 - 21.0 million, which includes share-based compensation related expenses of approximately $10.0 million and amortization of intangibles of approximately $0.5 million
•	Non-GAAP operating loss of $9.5 - 10.5 million, which excludes share-based compensation related expenses of approximately $10.0 million and amortization of intangibles of approximately $0.5 million

For the year ending December 31, 2015, Zendesk expects to report:

•	Revenue to grow 45 - 50%, in the range of $184 - 190 million
•	GAAP operating loss of $76.0 – 78.0 million, which includes share-based compensation related expenses of approximately $40.3 million and amortization of intangibles of approximately $1.7 million
•	Non-GAAP operating loss of $34.0 - 36.0 million, which excludes share-based compensation related expenses of approximately $40.3 million and amortization of intangibles of approximately $1.7 million

Conference Call Information

Zendesk will host a conference call today, February 11, 2015, to discuss financial results at 2:00 p.m. Pacific Time, 5:00 p.m. Eastern Time. A live webcast of the conference call will be available at https://investor.zendesk.com. The conference call can also be accessed by dialing 877-201-0168, or +1 647-788-4901 (outside the U.S. and Canada). The conference ID is 65823767. A replay of the call via webcast will be available at https://investor.zendesk.com or by dialing 855-859-2056 or +1 404-537-3406 (outside the U.S. and Canada) and entering passcode 65823767. The dial-in replay will be available until the end of day February 13, 2015. The webcast replay will be available for 12 months.

About Zendesk

Zendesk provides a customer service platform designed to bring organizations and their customers closer together. With more than 52,000 paid customer accounts for its customer service platform and live chat software, Zendesk is used by organizations in 150 countries and territories to provide support in more than 40 languages. Founded in 2007 and headquartered in San Francisco, Zendesk has operations in the United States, Europe, Asia, Australia and South America. Learn more at www.zendesk.com

Forward-Looking Statements

This press release contains forward-looking statements, including, among other things, statements regarding Zendesk’s future financial performance, its continued investment to grow its business, and progress towards its long-term financial objectives. The words such as “may,” “should,” “will,” “believe,” “expect,” “anticipate,” “target,” “project,” and similar phrases that denote future expectation or intent regarding Zendesk’s financial results, operations and other matters are intended to identify forward-looking statements. You should not rely upon forward-looking statements as predictions of future events.

The outcome of the events described in these forward-looking statements is subject to known and unknown risks, uncertainties, and other factors that may cause Zendesk’s actual results, performance, or achievements to differ materially, including (i) adverse changes in general economic or market conditions; (ii) Zendesk’s ability to adapt its customer service platform to changing market dynamics and customer preferences or achieve increased market acceptance of its platform; (iii) Zendesk’s expectation that the future growth rate of its revenues will decline, and that as its costs increase, Zendesk may not be able to generate sufficient revenues to achieve or sustain profitability; (iv) Zendesk’s limited operating history, which makes it difficult to evaluate its prospects and future operating results; (v) Zendesk’s ability to effectively manage its growth and organizational change; (vi) the market in which Zendesk operates is intensely competitive, and Zendesk may not compete effectively; (vii) the development of the market for software as a service business software applications; (viii) Zendesk’s ability to sell its live chat software as a standalone service and more fully integrate its live chat software with its customer service platform; (ix) breaches in Zendesk’s security measures or unauthorized access to its customers’ data; (x) service interruptions or performance problems associated with Zendesk’s technology and infrastructure; (xi) real or perceived errors, failures, or bugs in its products; (xii) Zendesk’s substantial reliance on its customers renewing their subscriptions and purchasing additional subscriptions; and (xiii) Zendesk’s ability to effectively expand its sales capabilities.

The forward-looking statements contained in this press release are also subject to additional risks, uncertainties, and factors, including those more fully described in Zendesk’s filings with the Securities and Exchange Commission, including its Quarterly Report on Form 10-Q for the quarter ended September 30, 2014. Further information on potential risks that could affect actual results will be included in the subsequent periodic and current reports and other filings that Zendesk makes with the Securities and Exchange Commission from time to time, including its Annual Report on Form 10-K for the year ended December 31, 2014.

Forward-looking statements represent Zendesk’s management’s beliefs and assumptions only as of the date such statements are made. Zendesk undertakes no obligation to update any forward-looking statements made in this press release to reflect events or circumstances after the date of this press release or to reflect new information or the occurrence of unanticipated events, except as required by law.

Condensed Consolidated Statements of Operations

(In thousands, except per share data; unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2014	2013	2014	2013

Revenue	$38,541	$22,501	$127,049	$72,045
Cost of revenue	13,637	7,653	46,047	24,531
Gross profit	24,904	14,848	81,002	47,514
Operating expenses:
Research and development	11,176	4,551	36,403	15,288
Sales and marketing	21,701	11,404	77,875	37,622
General and administrative	9,230	4,693	32,869	16,437
Total operating expenses	42,107	20,648	147,147	69,347
Operating loss	(17,203)	(5,800)	(66,145)	(21,833)
Other expense, net	(282)	(205)	(1,533)	(517)
Loss before provision for (benefit from) income taxes	(17,485)	(6,005)	(67,678)	(22,350)
Provision for (benefit from) income taxes	9	101	(263)	221
Net loss	(17,494)	(6,106)	(67,415)	(22,571)
Accretion of redeemable convertible preferred stock	—	(12)	(18)	(49)
Net loss attributable to common stockholders	$(17,494)	$(6,118)	$(67,433)	$(22,620)

Net loss per share attributable to common stockholders, basic and diluted	$(0.24)	$(0.28)	$(1.26)	$(1.04)
Weighted-average shares used to compute net loss per share attributable to common stockholders, basic and diluted	73,295	22,234	53,571	21,674

Condensed Consolidated Balance Sheets

(In thousands, except par value; unaudited)

	December 31,	December 31,
	2014	2013
Assets
Current Assets:
Cash and cash equivalents	$80,265	$53,725
Marketable securities	42,204	9,889
Accounts receivable, net of allowance for doubtful accounts of $264 and $282, respectively	11,523	7,237
Prepaid expenses and other current assets	5,013	3,008
Total current assets	139,005	73,859
Marketable securities, noncurrent	9,205	2,225
Property and equipment, net	41,895	15,431
Goodwill and intangible assets, net	14,152	—
Other assets	1,531	1,221
Total assets	$205,788	$92,736

Liabilities, redeemable convertible preferred stock, and stockholders’ equity (deficit)
Current liabilities:
Accounts payable	$4,763	$3,685
Accrued liabilities	7,689	4,648
Accrued compensation and related benefits	11,738	4,618
Deferred revenue	50,908	28,473
Current portion of credit facility	3,041	365
Current portion of capital leases	10	364
Total current liabilities	78,149	42,153
Deferred revenue, noncurrent	823	575
Credit facility, noncurrent	3,911	23,395
Other liabilities	9,199	1,520
Total liabilities	92,082	67,643
Redeemable convertible preferred stock, par value $0.01 per share	—	71,369
Stockholders’ equity (deficit):
Common stock, par value $0.01 per share	755	229
Additional paid-in capital	246,000	18,591
Accumulated other comprehensive income (loss)	(528)	10
Accumulated deficit	(131,869)	(64,454)
Treasury stock at cost	(652)	(652)
Total stockholders’ equity (deficit)	113,706	(46,276)
Total liabilities, redeemable convertible preferred stock, and stockholders’ equity (deficit)	$205,788	$92,736

Condensed Consolidated Statements of Cash Flows

(In thousands; unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2014	2013	2014	2013
Cash flows from operating activities
Net loss	$(17,494)	$(6,106)	$(67,415)	$(22,571)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	3,783	1,631	11,456	5,222
Share-based compensation	8,514	1,111	32,139	4,854
Excess tax benefit from share-based award activity	(334)	—	(334)	—
Other	6	48	337	179
Changes in operating assets and liabilities:
Accounts receivable	1,258	(486)	(3,846)	(3,594)
Prepaid expenses and other current assets	516	1,023	(1,444)	(482)
Other assets and liabilities	421	35	1,742	303
Accounts payable	356	1,757	947	2,409
Accrued liabilities	(571)	850	351	1,724
Accrued compensation and related benefits	552	(160)	5,767	2,043
Deferred revenue	5,100	3,380	22,390	13,918
Net cash provided by operating activities	2,107	3,083	2,090	4,005
Cash flows used in investing activities
Purchases of property and equipment	(2,544)	(1,466)	(21,665)	(7,116)
Internal-use software development costs	(1,745)	(1,105)	(8,013)	(4,661)
Purchases of marketable securities	(11,324)	—	(54,330)	(12,409)
Proceeds from maturities of marketable securities	3,500	—	10,450	—
Proceeds from sale of marketable securities	4,004	—	4,004	—
Decrease to restricted cash	153	—	153	—
Cash paid for the acquisition of Zopim, net of cash acquired	—	—	(1,896)	—
Net cash used in investing activities	(7,956)	(2,571)	(71,297)	(24,186)
Cash flows from financing activities
Proceeds from initial public offering, net of issuance costs	(20)	—	103,090	—
Proceeds from exercise of employee stock options	4,484	1,166	7,229	1,793
Taxes paid related to net share settlement of equity awards	(367)	—	(2,117)	—
Proceeds from issuance of common stock from employee equity plans	2,058	—	4,404	—
Excess tax benefit from share-based award activity	334	—	334	—
Proceeds from issuance of debt	—	22,760	3,940	23,760
Principal payments on debt	(748)	—	(20,748)	—
Principal payments on capital lease obligations	(93)	(87)	(364)	(337)
Net cash provided by financing activities	5,648	23,839	95,768	25,216
Effect of exchange rate changes on cash and cash equivalents	30	7	(21)	2
Net increase (decrease) in cash and cash equivalents	(171)	24,358	26,540	5,037
Cash and cash equivalents at the beginning of period	80,436	29,367	53,725	48,688
Cash and cash equivalents at the end of period	$80,265	$53,725	$80,265	$53,725

Non-GAAP Results

(In thousands, except per share data)

The following table shows Zendesk’s GAAP results reconciled to non-GAAP results included in this release.

	Three Months Ended December 31,		Year Ended December 31,
	2014	2013	2014	2013
Reconciliation of gross profit and gross margin:
GAAP gross profit	$24,904	$14,848	$81,002	$47,514
Plus: Share-based compensation	773	77	2,464	254
Plus: Employer tax related to employee stock transactions	10	—	29	—
Plus: Amortization of share-based compensation capitalized in internal-use software	132	19	402	64
Plus: Amortization of purchased intangibles	369	—	1,167	—
Non-GAAP gross profit	$26,188	$14,944	$85,064	$47,832
GAAP gross margin	65%	66%	64%	66%
Non-GAAP adjustments	3%	0%	3%	0%
Non-GAAP gross margin	68%	66%	67%	66%

Reconciliation of operating expenses:
GAAP research and development	$11,176	$4,551	$36,403	$15,288
Less: Share-based compensation	(3,388)	(213)	(10,918)	(635)
Less: Employer tax related to employee stock transactions	(28)	—	(129)	(10)
Non-GAAP research and development	$7,760	$4,338	$25,356	$14,643
GAAP research and development as percentage of revenue	29%	20%	29%	21%
Non-GAAP research and development as percentage of revenue	20%	19%	20%	20%

GAAP sales and marketing	$21,701	$11,404	$77,875	$37,622
Less: Share-based compensation	(2,045)	(484)	(10,680)	(1,210)
Less: Employer tax related to employee stock transactions	(245)	(2)	(314)	(24)
Less: Amortization of purchased intangibles	(96)	—	(303)	—
Non-GAAP sales and marketing	$19,315	$10,918	$66,578	$36,388
GAAP sales and marketing as percentage of revenue	56%	51%	61%	52%
Non-GAAP sales and marketing as percentage of revenue	50%	49%	52%	51%

GAAP general and administrative	$9,230	$4,693	$32,869	$16,437
Less: Share-based compensation	(2,308)	(336)	(8,077)	(2,755)
Less: Employer tax related to employee stock transactions	(65)	(3)	(113)	(10)
Less: Transaction costs related to acquisition	—	—	(649)	—
Non-GAAP general and administrative	$6,857	$4,354	$24,030	$13,672
GAAP general and administrative as percentage of revenue	24%	21%	26%	23%
Non-GAAP general and administrative as percentage of revenue	18%	19%	19%	19%

Reconciliation of operating loss and operating margin:
GAAP operating loss	$(17,203)	$(5,800)	$(66,145)	$(21,833)
Plus: Share-based compensation	8,514	1,110	32,139	4,854
Plus: Employer tax related to employee stock transactions	348	5	585	44
Plus: Amortization of share-based compensation capitalized in internal-use software	132	19	402	64
Plus: Amortization of purchased intangibles	465	—	1,470	—
Plus: Transaction costs related to acquisition	—	—	649	—
Non-GAAP operating loss	$(7,744)	$(4,666)	$(30,900)	$(16,871)
GAAP operating margin	(45%)	(26%)	(52%)	(30%)
Non-GAAP adjustments	25%	5%	28%	7%
Non-GAAP operating margin	(20%)	(21%)	(24%)	(23%)

Reconciliation of net loss attributable to common stockholders:
GAAP net loss attributable to common stockholders	$(17,494)	$(6,118)	$(67,433)	$(22,620)
Plus: Share-based compensation	8,514	1,110	32,139	4,854
Plus: Employer tax related to employee stock transactions	348	5	585	44
Plus: Amortization of share-based compensation capitalized in internal-use software	132	19	402	64
Plus: Amortization of purchased intangibles	465	—	1,470	—
Plus: Transaction costs related to acquisition	—	—	649	—
Non-GAAP net loss attributable to common stockholders	$(8,035)	$(4,984)	$(32,188)	$(17,658)

Reconciliation of net loss per share attributable to common stockholders, basic and diluted:
GAAP net loss per share attributable to common stockholders, basic and diluted	$(0.24)	$(0.28)	$(1.26)	$(1.04)
Non-GAAP adjustments to net loss	0.13	0.05	0.66	0.23
Non-GAAP adjustment to weighted-average shares used to compute net loss per share	—	0.14	0.12	0.49
Non-GAAP net loss per share attributable to common stockholders, basic and diluted	$(0.11)	$(0.09)	$(0.48)	$(0.32)

Reconciliation of weighted-average shares used to compute net loss per share attributable to common stockholders:
GAAP weighted-average shares used to compute net loss per share attributable to common stockholders, basic and diluted	73,295	22,234	53,571	21,674
Conversion of preferred stock	—	34,323	13,071	34,323
Non-GAAP weighted-average shares used to compute net loss per share attributable to common stockholders, basic and diluted	73,295	56,557	66,642	55,997

About Non-GAAP Financial Measures

To provide investors and others with additional information regarding Zendesk’s results, the following non-GAAP financial measures were disclosed: non-GAAP gross profit and gross margin, non-GAAP operating expenses, non-GAAP operating loss and operating margin, non-GAAP net loss attributable to common stockholders, non-GAAP net loss per share attributable to common stockholders, basic and diluted, and non-GAAP weighted-average shares used to compute net loss per share attributable to common stockholders, basic and diluted.

Specifically, Zendesk excludes the following from its historical and prospective non-GAAP financial measures, as applicable:

Share-based Compensation and Amortization of Share-based Compensation Capitalized in Internal-use Software: Zendesk utilizes share-based compensation to attract and retain employees. It is principally aimed at aligning their interests with those of its stockholders and at long-term retention, rather than to address operational performance for any particular period. As a result, share-based compensation expenses vary for reasons that are generally unrelated to financial and operational performance in any particular period.

Employer Tax Related to Employee Stock Transactions: Zendesk views the amount of employer taxes related to its employee stock transactions as an expense that is dependent on its stock price, employee exercise and other award disposition activity, and other factors that are beyond Zendesk’s control. As a result, employer taxes related to its employee stock transactions vary for reasons that are generally unrelated to financial and operational performance in any particular period.

Amortization of Purchased Intangibles and Acquisition Related Expenses: Zendesk views amortization of purchased intangible assets, including the amortization of the cost associated with an acquired entity’s developed technology, as items arising from pre-acquisition activities determined at the time of an acquisition. While these intangible assets are evaluated for impairment regularly, amortization of the cost of purchased intangibles is an expense that is not typically affected by operations during any particular period. Zendesk views acquisition related expenses as events that are not necessarily reflective of operational performance during a period. In particular, Zendesk believes the consideration of measures that exclude such expenses can assist in the comparison of operational performance in different periods which may or may not include such expenses.

As a result of Zendesk’s initial public offering, all outstanding shares of redeemable convertible preferred stock were automatically converted into shares of common stock. Consequently, the non-GAAP weighted-average shares outstanding used to compute non-GAAP net loss per share assumes that the conversion of Zendesk's redeemable convertible preferred stock that occurred in connection with its initial public offering occurred at the beginning of the relevant period. Zendesk believes this facilitates comparison with prior periods.

Zendesk uses non-GAAP financial information to evaluate its ongoing operations and for internal planning and forecasting purposes. Zendesk's management does not itself, nor does it suggest that investors should, consider such non-GAAP financial measures in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Zendesk presents such non-GAAP financial measures in reporting its financial results to provide investors with an additional tool to evaluate Zendesk's operating results. Zendesk believes these non-GAAP financial measures are useful because they allow for greater transparency with respect to key metrics used by management in its financial and operational decision-making. This allows investors and others to better understand and evaluate Zendesk’s operating results and future prospects in the same manner as management.

Zendesk's management believes it is useful for itself and investors to review, as applicable, both GAAP information that may include items such as share-based compensation expense, amortization of share-based compensation capitalized in internal-use software, amortization of purchased intangibles, transaction costs related to acquisitions, and the non-GAAP measures that exclude such information in order to assess the performance of Zendesk's business and for planning and forecasting in subsequent periods. Whenever Zendesk uses such a non-GAAP financial measure, it provides a reconciliation of the non-GAAP financial measure to the most closely applicable GAAP financial measure. Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measure as detailed above.

About Operating Metrics

Zendesk reviews a number of operating metrics to evaluate its business, measure performance, identify trends, formulate business plans, and make strategic decisions. These include the number of paid customer accounts for its customer service platform and live chat software, annualized dollar-based net expansion rate, monthly recurring revenue represented by its churned customers, and the percentage of its MRR originating from customers with more than 100 agents.

Zendesk defines the number of paid customer accounts at the end of any particular period as the sum of the number of accounts on its customer service platform, exclusive of its Starter plan, free trials or other free services, and the number of accounts using its live chat software, exclusive of free trials or other free services, each as of the end of the period and as identified by a unique account identifier. Use of Zendesk’s customer service platform and live chat software requires separate subscriptions and each of these accounts are treated as a separate paid customer account.  A single consolidated organization or customers may have multiple accounts across each of Zendesk’s customer service platform and live chat software to service separate subsidiaries, divisions, or work processes. Each of these accounts is also treated as a separate paid customer account. The number of customer accounts on Zendesk’s customer service platform and the number of paid customer accounts as of the last day of each quarter in the fiscal year ended December 31, 2014 is presented below for comparative purposes.

	As of
	December 31, 2014	September 30, 2014	June 30, 2014	March 31, 2014
Paid Customer Accounts on Zendesk’s customer service platform (approximate)	27,600	25,900	24,000	22,100
Paid Customer Accounts using Zopim live chat software (approximate)	24,900	22,500	20,100	17,800
Total Paid Customer Accounts (approximate)	52,500	48,400	44,100	39,900
Customer Accounts (as previously calculated)	51,721	48,763	45,740	42,685

Zendesk’s annualized dollar-based net expansion rate provides a measurement of its ability to increase revenue across its existing customer base through expansion of authorized agents associated with a paid customer account, and upgrades in subscription plan, as offset by churn, contraction in authorized agents associated with a paid customer account, and downgrades in subscription plans. Zendesk’s annualized dollar-based net expansion rate is based upon “monthly recurring revenue” for a set of paid customer accounts. Monthly recurring revenue for a paid customer account is a legal and contractual determination made by assessing the contractual terms of each paid customer account, as of the date of determination, as to the revenue Zendesk expects to generate in the next monthly period for that paid customer account, assuming no changes to the subscription and without taking into account any one-time discounts or any platform usage above the subscription base, if any, that may be applicable to such subscription. Monthly recurring revenue is not determined by reference to historical revenue, deferred revenue or any other United States generally accepted accounting principles, or GAAP, financial measure over any period. It is forward-looking and contractually derived as of the date of determination.

Zendesk calculates its dollar-based net expansion rate by dividing the retained revenue net of contraction and churn by Zendesk’s base revenue. Zendesk defines its base revenue as the aggregate monthly recurring revenue of the paid customer accounts on Zendesk’s customer service platform as of the date one year prior to the date of calculation. Zendesk defines the retained revenue net of contraction and churn as the aggregate monthly recurring revenue of the same customer base included in the measure of base revenue at the end of the annual period being measured. The dollar-based net expansion rate is also adjusted to eliminate the effect of certain activities that we identify involving the transfer of agents between paid customer accounts, consolidation of customer accounts, or the split of a single paid customer account into multiple paid customer accounts.  In addition, the dollar-based net expansion rate is adjusted to include paid customer accounts in the customer base used to determine retained revenue net of contraction and churn that share common corporate information with customers in the customer base that is used to determine the base revenue.  Giving effect to this consolidation results in Zendesk’s annualized dollar-based net expansion rate being calculated across approximately 25,900 customers, as compared to the approximately 27,600 total paid customer accounts as of December 31, 2014. While not material, Zendesk believes the failure to account for these activities would otherwise skew the dollar-based net expansion metrics associated with customers that maintain multiple paid customer accounts on its customer service platform.

Beginning with the quarter ended December 31, 2014, Zendesk adjusted its calculation of annualized dollar-based net expansion rate to exclude customer accounts on the low cost Starter plan.  While insignificant, Zendesk believes that the exclusion of subscriptions to its Starter plan from the calculation of this metric provides a more useful measure of the effectiveness of resources it deploys to expand its relationships with existing customers.  The table below presents Zendesk’s calculation of its annualized dollar-based net expansion rate using both its current and prior method of calculation for the last day of each quarter in the fiscal year ended December 31, 2014 for comparative purposes:

	As of
	December 31, 2014	September 30, 2014	June 30, 2014	March 31, 2014
Prior Calculation of Dollar-Based Net Expansion Rate	122%	123%	122%	123%
Current Calculation of Dollar-Based Net Expansion Rate	120%	121%	120%	121%

For a more detailed description of how Zendesk calculates its annualized dollar-based net expansion rate, please refer to Zendesk’s periodic reports as filed with the Securities and Exchange Commission.

Zendesk calculates its monthly recurring revenue represented by its churned customers on an annualized basis by dividing base revenue associated with paid customer accounts on Zendesk’s customer service platform that churn, either by termination of the subscription or failure to renew, during the annual period being measured, by Zendesk’s base revenue. Zendesk’s monthly recurring revenue represented by its churned customers excludes expansion or contraction associated with paid customer accounts on Zendesk’s customer service platform and the effect of upgrades or downgrades in subscription plan. The monthly recurring revenue represented by its churned customers is adjusted to exclude paid customer accounts that churned from the customer base used that share common corporate information with customer accounts that did not churn from the customer base during the annual period being measured. While not material, Zendesk believes the failure to make this adjustment could otherwise skew the monthly recurring revenue represented by its churned customers as a result of customers that maintain multiple paid customer accounts on its customer service platform.

Zendesk’s percentage of monthly recurring revenue that is generated by customers with 100 or more agents is determined by dividing the monthly recurring revenue for paid customer accounts with more than 100 agents on its customer service platform as of the measurement date by the monthly recurring revenue for all paid customer accounts on its customer service platform as of the measurement date. Zendesk determines the customers with 100 or more agents as of the measurement date based on the number of activated agents at the measurement date and includes adjustments to aggregate paid customer accounts that share common corporate information.

Zendesk does not currently incorporate operating metrics associated with Zopim live chat software into its measurement of annualized dollar-based net expansion rate, monthly recurring revenue represented by its churned customers, or percentage of monthly recurring revenue that is generated by customers with 100 or more agents.

Source: Zendesk, Inc.

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